EXHIBIT 11


BELLSOUTH CORPORATION

COMPUTATION OF EARNINGS PER COMMON SHARE
(Dollars in Millions, Except Per Share Amounts)


                           For the Three Months        For the Nine Months
                            Ended September 30,         Ended September 30,
                           1994          1993          1994          1993
Earnings Per
 Common Share:
  Income Before
   Extraordinary Loss
   and Cumulative
   Effect of Change in
   Accounting Principle       499.5         442.4       1,601.3       1,286.7
  Extraordinary Loss on
   Early Extinguishment
   of Debt, net of tax          -            (7.8)          -           (63.2)
  Cumulative Effect of
   Change in
   Accounting Principle,
   net of tax                   -             -             -           (67.4)
    Net Income         $      499.5  $      434.6  $    1,601.3  $    1,156.1

  Weighted average
   shares outstanding   496,220,414   495,885,002   496,167,610   495,527,366
  Incremental shares
   from assumed
   exercise of stock
   options and payment
   of performance
   share awards             519,719       419,947       462,747       404,143
    Total Shares        496,740,133   496,304,949   496,630,357   495,931,509

Earnings Per
 Common Share:
  Income before
   Extraordinary Loss
   and Cumulative Effect
   of Change in
   Accounting
   Principle           $       1.01  $        .89  $       3.22  $       2.59
  Extraordinary Loss on
   Early Extinguishment
   of Debt, net of tax          -            (.01)          -            (.12)
  Cumulative Effect of
   Change in
   Accounting Principle,
   net of tax                   -             -             -            (.14)
    Earnings per
    Common Share       $       1.01  $        .88  $       3.22  $       2.33
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BELLSOUTH CORPORATION

COMPUTATION OF EARNINGS PER COMMON SHARE
(Dollars in Millions, Except Per Share Amounts)


                           For the Three Months        For the Nine Months
                            Ended September 30,         Ended September 30,
                           1994           1993         1994           1993
Fully Diluted
 Earnings Per
 Common Share:
  Income Before
   Extraordinary Loss
   and Cumulative Effect
   of Change in Accounting
   Principle                  499.5         442.4       1,601.3       1,286.7
  Extraordinary Loss on
   Early Extinguishment
   of Debt, net of tax          -            (7.8)          -           (63.2)
  Cumulative Effect of
   Change in Accounting
   Principle, net of tax         -            -             -           (67.4)
    Net Income         $      499.5  $      434.6  $    1,601.3  $    1,156.1

Weighted average
 shares outstanding     496,220,414   495,885,002   496,167,610   495,527,366
Incremental shares
 from assumed
 exercise of stock
 options and payment
 of performance
 share awards               519,719       502,007       462,747       567,712

  Total Shares          496,740,133   496,387,009   496,630,357   496,095,078

Fully Diluted
 Earnings Per
 Common Share:
  Income before
   Extraordinary Loss
   and Cumulative
   Effect of Change
   in Accounting
   Principle           $       1.01  $        .89  $       3.22  $       2.59
  Extraordinary Loss on
   Early Extinguishment
   of Debt, net of tax          -            (.01)          -            (.12)
  Cumulative Effect of
   Change in Accounting
   Principle, net of tax        -             -             -            (.14)
    Fully Diluted
     Earnings per
     Common Share      $       1.01  $        .88  $       3.22  $       2.33